UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 8, 2016, the Board of Directors (the “Board”) of Sensus Healthcare, Inc. (the “Registrant”) appointed Dr. Darrell S. Rigel, M.D., M.S., as an independent director to serve on the Board as a Class II director. The appointment was effective as of June 8, 2016. In connection with Dr. Rigel's appointment as a Class II director, the Board also increased the size of the Board to five directors in accordance with the Registrant’s bylaws, effective as of the time of appointment. There is no arrangement or understanding between Dr. Rigel and any other person pursuant to which Dr. Rigel was selected as a director. At its next meeting, the Board expects that it will appoint Dr. Rigel to at least one Board committee, but the committee appointments have not yet been determined.

Item 7.01 Regulation FD.

On June 13, 2016, the Registrant issued a press release announcing Dr. Darrell S. Rigel’s appointment as a Class III director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date:	June 13, 2016	By:	/s/ Arthur Levine
Arthur Levine
Chief Financial Officer